Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of RE/MAX Holdings, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the period ended September 30, 2013 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2013 and December 31, 2012, and for the nine months ended September 30, 2013 and 2012.

Date: November 14, 2013	/s/ Dave L. Liniger
Dave L. Liniger
Chairman and Co-Founder
(Principle Executive Officer)

Dated: November 14, 2013	/s/ Margaret M. Kelly
Margaret M. Kelly
Chief Executive Officer and Director
(Principle Executive Officer)

Dated: November 14, 2013	/s/ David M. Metzger
David M. Metzger
Chief Operating Officer and
Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.